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                                                                  EXHIBIT 23.3



           CONSENT OF PATRICK J. CALLAN, JR. - NOMINEE FOR DIRECTOR


     I hereby consent to be named as a nominee for Director of One Liberty Properties, Inc. (the "Company") in the Registration Statement of the Company
(Form S-2, File No. 333-     ), including any and all amendments thereto.

Dated:  April 19, 2002



/s/ Patrick J. Callan, Jr.
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    Patrick J. Callan, Jr.